UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  April 28, 2015
SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)
SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-192634-03 (Commission File No.)	27-2812840 (IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2015, Spectrum Brands Holdings, Inc. (the “Company” and, together with its consolidated subsidiaries, including SB/RH Holdings, Inc. and Spectrum Brands, Inc., “Spectrum Brands”) announced that it had entered into an Agreement and Plan of Merger (the “AAG Merger Agreement”) with Armored AutoGroup Parent Inc. (“AAG”), Ignite Merger Sub, Inc. (“SB Merger Sub”), a direct wholly owned subsidiary of Spectrum Brands, Inc., and Avista Capital Partners II GP, LLC, as representative for the shareholders and optionholders of AAG.  Under the AAG Merger Agreement, Spectrum Brands will acquire AAG for a purchase price of approximately $1.4 billion (subject to customary adjustments for cash, debt, net working capital and transaction-related expenses described in the AAG Merger Agreement), which will be paid entirely in cash (the “AAG Acquisition”).

The AAG Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (i) customary representations and warranties of the parties (which have been qualified by confidential disclosures made to Spectrum Brands in connection with the AAG Merger Agreement), including, among others: corporate organization, corporate authority and absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, real property, outstanding litigation, insurance and certain material and interested party contracts, (ii) covenants of AAG to conduct its business in the ordinary course until the AAG Acquisition is completed and (iii) covenants not to take certain actions during this interim period (in the case of (ii) and (iii), subject to certain exceptions set forth in confidential disclosures made to Spectrum Brands in connection with the AAG Merger Agreement).  The representations, warranties and covenants made by AAG in the AAG Merger Agreement do not survive the closing and are not subject to indemnification.  A portion of the purchase price of the AAG Acquisition will be placed into escrow upon the closing of the AAG Acquisition to cover any adjustment to the purchase price to cover any purchase price adjustment owing to Spectrum Brands under the AAG Merger Agreement, with any remaining balance being released to the selling stockholders’ representative.

The obligations of the parties to complete the AAG Acquisition are subject to various customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and, in the case of our obligation to complete the acquisition, the accuracy of AAG’s representations and warranties, material compliance by AAG with certain pre-closing covenants and no material adverse change in AAG since the date of the AAG Merger Agreement. The AAG Merger Agreement may be terminated by mutual consent of AAG and us and under certain other circumstances, including by AAG or us if the closing of the acquisition has not occurred by June 30, 2015.

The AAG Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the AAG Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the AAG Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the AAG Merger Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, Spectrum Brands. Investors are not third-party beneficiaries under the AAG Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Spectrum Brands, AAG or any of their respective subsidiaries or affiliates. The assertions embodied in the representations and warranties of Spectrum Brands are qualified by information contained in the confidential disclosure schedules Spectrum Brands delivered in connection with signing the AAG Merger Agreement as well as by information contained in certain of Spectrum Brands’ public filings. Information concerning the subject matter of such representations and warranties may change after the date of the AAG Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the AAG Merger Agreement is only a summary, does not purport to be complete and its qualified in its entirety by reference to the full text of the AAG Merger Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Financing Commitments

We plan to fund the AAG Acquisition and associated fees and expenses through a combination of new debt and equity, including equity to be purchased by HRG Group, Inc.  As part of the AAG Acquisition, we received financing commitments from Credit Suisse, Deutsche Bank and Jefferies, pursuant to which, and subject to certain conditions, the financial institutions committed to provide to us “back stop” bridge facilities in an aggregate amount of $1,500 million (the “Bridge Facility”). The obligations of the financial institutions to provide debt financing under the Bridge Facility are subject to a number of conditions, including, without limitation, (i) that since February 28, 2015 through the date of the AAG Merger Agreement and since the date of the AAG Merger Agreement, there has not been material adverse change in AAG, (ii) the execution and delivery of definitive documentation with respect to the Bridge Facilities consistent with the debt commitment letter, (iii) the accuracy of certain specified representations and warranties in the loan documents and in the AAG Merger Agreement, (iv) consummation of the acquisition of AAG substantially in accordance with the terms and conditions of the AAG Merger Agreement concurrently with the initial funding of the Bridge Facilities, (v) delivery of certain customary closing documents (including, among others, a customary solvency certificate) and certain financial statements of AAG and (vi) payment of applicable costs, fees and expenses. The final termination date for the debt commitment letter is the earlier of (i) the termination of the AAG Merger Agreement, (ii) our receipt of an aggregate $1.5 billion in gross proceeds from equity and/or debt offerings and (iii) June 30, 2015.

Forward Looking Statements

Certain matters discussed in this report and other oral and written statements by representatives of the Spectrum Brands regarding matters such as the completion of the AAG Acquisition, the completion of any related financings (including HRG Group, Inc.’s participation therein) and the achievement of the expected benefits of any such transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to integrate and realize synergies from its recent acquisitions and any possible future acquisitions, including the AAG Acquisition, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global capital markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands’ ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of Spectrum Brands, including the most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q of Spectrum Brands Holdings, Inc. and SB/RH Holdings, Inc.

Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger Acquisition Agreement, dated as of April 28, 2015 between Spectrum Brands Holdings, Inc., Armored AutoGroup Parent Inc., Ignite Merger Sub, Inc. and Avista Capital Partners II GP, LLC, as representative for the shareholders and optionholders of Armored AutoGroup Parent Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary and General Counsel

SB/RH HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary and General Counsel

Dated:  April 29, 2015